UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2010

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On February 18, 2010, Spartan Motors, Inc. (the "Corporation") issued a press release announcing its financial results for the quarter and year ended December 31, 2009.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 16, 2010, the Board of Directors of the Corporation took action to increase the size of the Board from eight members to nine members and filled the vacancy created by such increase by appointing Richard F. Dauch to the Board.  Mr. Dauch is currently the President and Chief Executive Officer of Acument Global Technologies, Inc. and is the former Executive Vice President – Worldwide Manufacturing of American Axle and Manufacturing.

Mr. Dauch will be a nominee for re-election at the Corporation's annual meeting of shareholders to be held in May of 2010.  Mr. Dauch has not yet been appointed to any Board Committee.  There are no arrangements or understandings between Mr. Dauch and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Dauch has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Dauch will receive the standard compensation arrangements for the Company's non-employee directors, including an annual retainer, meeting fees, and share-based compensation.

On February 18, 2010, the Company issued a press release announcing Mr. Dauch's appointment to the Board of Directors. The full text of the press release is attached as Exhibit 99.2 to this Current Report.

In addition, the Board has elected Hugh Sloan, an independent member of the Board, to succeed David Wilson as Chairman of the Board when Mr. Wilson retires at the Corporation's annual meeting of shareholders to be held in May of 2010.

Section 8.01    Other Events

On February 18, 2010, Spartan Motors, Inc. issued a press release announcing a cash dividend of $0.05 per share of common stock, which dividend will be payable on June 10, 2010 to shareholders of record at the close of business on May 13, 2010.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

99.1     Press release issued February 18, 2010 regarding the financial results for the quarter and year ended December 31, 2009.

99.2     Press release issued February 18, 2010 regarding the appointment of Richard F. Dauch to the Board of Directors.

99.3     Press release issued February 18, 2010 regarding the announcement of a cash dividend.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated:  February 18, 2010                                          /s/ Joseph M. Nowicki

                                                                                    By:  Joseph M. Nowicki

                                                                                    Its:  Chief Financial Officer